EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Health Care REIT, Inc.:

•	Registration Statement (Form S-8 No. 333-01239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-73916) dated November 21, 2001 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-126195) dated June 28, 2005 pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•	Registration Statement (Form S-8 No. 333-161131) dated August 6, 2009 pertaining to the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•	Registration Statement (Form S-3 No. 333-166705) dated May 10, 2010 pertaining to the Health Care REIT, Inc. Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan; and

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Registration Statement (Form S-3 No. 333-181185) dated May 4, 2012 pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of Health Care REIT, Inc.;

of our reports dated February 26, 2013, with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. and the effectiveness of internal control over financial reporting of Health Care REIT, Inc., incorporated by reference in this Form 8-K/A of Health Care REIT, Inc.

/s/ ERNST & YOUNG LLP

Toledo, Ohio

March 25, 2013